SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 24, 2010

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20-8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Amendments to ACC4 and ACC5 Term Loans

On March 24, 2010, Grizzly Ventures LLC (“Grizzly”), a subsidiary of DuPont Fabros Technology, Inc. (the “Company”), and DuPont Fabros Technology, L.P., the operating partnership of the Company (the “Operating Partnership”), entered into a third amendment to the Company’s $250 million term loan facility with KeyBank National Association, as a Lender and Agent, and the other lending institutions that are parties thereto (or that may become party thereto), and KeyBanc Capital Markets, as Sole Lead Arranger and Sole Book Manager (the “ACC4 Amendment”). In addition, on March 26, 2010, Fox Properties LLC (“Fox”), a subsidiary of the Company, and the Operating Partnership entered into a second amendment to the Company’s $150 million term loan facility with TD Bank, National Association, as a Lender and Agent, and the other lending institutions that are parties thereto (or that may become party thereto), and TD Securities (USA) LLC, as Sole Lead Arranger and Sole Book Manager (the “ACC5 Amendment,” and together with the ACC4 Amendment, the “Amendments”).

The primary purpose of the Amendments was to enable the Operating Partnership under the terms of the ACC4 and ACC5 term loans to enter into a new credit facility up to $100 million. Specifically, the Amendments permit Grizzly and Fox to guarantee the obligations of the Operating Partnership under a new credit facility, to the extent the Operating Partnership enters into any such credit facility on or before September 20, 2010 (under the ACC4 Amendment) or within 180 days of March 26, 2010 (under the ACC5 Amendment), in an aggregate amount not to exceed $100 million and subject to certain approvals by the Agents under each of the term loans. As of the date hereof, the Operating Partnership has not entered into any such credit facility as contemplated by the Amendments.

In addition, the ACC5 Amendment modifies the Operating Partnership’s obligation to enter into an interest rate protection agreement with respect to the ACC5 term loan. Prior to the ACC5 Amendment, the Operating Partnership was required to enter into an interest rate protection agreement with respect to the ACC5 term loan within 120 days of December 2, 2009. The ACC5 Amendment provides that the Operating Partnership is now required to enter into such an interest rate protection agreement only upon the earlier to occur of (i) 30 days following the date on which LIBOR equals or exceeds certain specified levels or (ii) the occurrence of a default under the ACC5 term loan.

Copies of the ACC4 Amendment and ACC5 Amendment are attached to this report as Exhibits 99.1 and 99.2, respectively. The summary set forth above is qualified in its entirety by reference to each of these exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Third Amendment to $250 million term loan facility with KeyBank National Association, as a Lender and Agent, and the other lending institutions that are parties thereto (or that may become party thereto), and KeyBanc Capital Markets, as Sole Lead Arranger and Sole Book Manager.

99.2	Second Amendment to $150 million term loan facility with TD Bank, National Association, as a Lender and Agent, and the other lending institutions that are parties thereto (or that may become party thereto), and TD Securities (USA) LLC, as Sole Lead Arranger and Sole Book Manager.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

April 1, 2010	/S/ JEFFREY H. FOSTER
	Name:	Jeffrey H. Foster
	Title:	Chief Accounting Officer

EXHIBIT INDEX

99.1	Third Amendment to $250 million term loan facility with KeyBank National Association, as a Lender and Agent, and the other lending institutions that are parties thereto (or that may become party thereto), and KeyBanc Capital Markets, as Sole Lead Arranger and Sole Book Manager.

99.2	Second Amendment to $150 million term loan facility with TD Bank, National Association, as a Lender and Agent, and the other lending institutions that are parties thereto (or that may become party thereto), and TD Securities (USA) LLC, as Sole Lead Arranger and Sole Book Manager.